                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                  Globix Corp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               GLOBIX CORPORATION
                              295 LAFAYETTE STREET
                            NEW YORK, NEW YORK 10012

    NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 23, 1999

To: The Shareholders of Globix Corporation

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of GLOBIX CORPORATION (the "Company"), a Delaware corporation, will be held at the offices of the corporation at 139 Centre Street, New York, New York 10012 on Friday, April 23, 1999, at 11:00 a.m., local time, for the following purposes:

     1. To elect seven directors to serve, subject to the provisions of the By-laws, until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

     2. To consider and act upon a proposal to approve the Company's 1999 Stock Option Plan;


     3. To consider and act upon a proposal to amend the Certificate of Incorporation to change the Company's authorized common stock to 75,000,000 shares having a par value of $.01 per share;


     4. To consider and act upon a proposal to approve an amendment to Marc Bell's employment agreement;

     5. To consider and act upon a proposal to approve the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 1999;

     6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 5, 1999 as the record date for the meeting. Only holders of shares of record at that time will be entitled to notice of and to vote at the 1999 Annual Meeting of Shareholders or any adjournment or adjournments thereof.

                                          By order of the Board of Directors.

                                          Marc H. Bell
                                          Chairman of the Board

New York, New York

March 24, 1999


                                   IMPORTANT
If you cannot personally attend the meeting, it is requested that you indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed self-addressed envelope that requires no postage if mailed in the United States.

                               GLOBIX CORPORATION
                 295 LAFAYETTE STREET, NEW YORK, NEW YORK 10012
                            ------------------------

                                PROXY STATEMENT

                                      FOR

                      1999 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 23, 1999
                            ------------------------


                                                                  March 24, 1999



     The enclosed proxy is solicited by the Board of Directors of Globix Corporation, a Delaware corporation (the "Company") in connection with the 1999 Annual Meeting of Shareholders to be held at the offices of the corporation at 139 Centre Street, New York, New York 10012 on Friday, April 23, 1999, at 11:00 a.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies in favor of (i) the election as directors of the seven nominees listed below to serve until the next annual meeting of shareholders; (ii) approval of the Company's 1999 Stock Option Plan; (iii) approval of the proposal to amend the Certificate of Incorporation to change the authorized common stock of the Common Stock of the Company to 75,000,000 shares having a par value of $.01 per share;
(iv) approval of the proposal to amend Marc Bell's employment agreement; and (v) approval of the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 1999. The record date with respect to this solicitation is the close of business on March 5, 1999, and only shareholders of record at that time will be entitled to vote at the meeting.



     The principal executive office of the Company is 295 Lafayette Street, New York, New York 10012, and its telephone number is (212) 334-8500. The shares represented by all validly executed proxies received in time to be taken to the meeting, and not previously revoked, will be voted at the meeting. The proxy may be revoked by the shareholder at any time prior to its being voted. This proxy statement and the accompanying proxy were mailed to you on or about March 24, 1999.


                               OUTSTANDING SHARES

     The number of outstanding shares entitled to vote at the meeting is 4,153,396 common shares, par value $.01 per share each of which is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of one-third of such shares shall constitute a quorum. There is no cumulative voting.

     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the common shares present at the meeting and entitled to vote on each matter is required for the election as directors of the seven nominees listed below and the amendment to Marc Bell's employment agreement. The affirmative vote of the holders of a majority of the total outstanding common shares is necessary to approve the Company's 1999 Stock Option Plan and the amendment to the Certificate of Incorporation. Votes shall be counted by one or more employees of the Company's Transfer Agent who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker non-votes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

                             ELECTION OF DIRECTORS

     The seven persons named below, who are currently members of the Board of Directors, have been nominated for re-election to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

     Unless stated to be voted otherwise, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxies may be voted for any other person who shall be nominated by the present Board of Directors to fill the vacancy.


                                                                           NUMBER OF SHARES
                                                              DIRECTOR    BENEFICIALLY OWNED    PERCENT
NAME AND AGE                    POSITIONS WITH THE COMPANY     SINCE     AT FEBRUARY 26, 1999   OF CLASS
------------                   -----------------------------  --------   --------------------   --------
Marc H. Bell, 31.............  President & Chief Executive      1989          1,713,093(1)        39.9%
                               Officer
Robert B. Bell, 59...........  Executive Vice-President &       1994            120,051(2)         2.8%
                               Chief Financial Officer
T. Shiraishi, 54.............  Director                         1994            612,500(3)        14.8%
Martin Fox, 63...............  Director                         1995             16,000(4)           *
Dr. Richard Videbeck, 74.....  Director                         1995             16,000(5)           *
Lord Anthony St. John, 41....  Director                         1997             10,000(6)           *
Sid Paterson, 58.............  Director                         1998             20,000(7)           *


     Mr. Marc Bell has been President and Chief Executive Officer since he founded the Company in 1989. Since re-focusing the Company on Internet-related services, Mr. Bell has appeared on numerous television broadcasts and has been frequently quoted in numerous national publications regarding Internet-related topics. Mr. Bell has a B.S. degree in accounting from Babson College and an M.S. Degree in Real Estate Finance from New York University. Mr. Bell is the son of Robert B. Bell. Mr. Bell is a member of the Board of Directors of Cybernet Data Systems, Inc., the "publisher" of the web site Edgar-on-Line.com.

     Mr. Robert Bell has served as Executive Vice President and Chief Financial Officer of the Company since 1994. Mr. Bell is also the Managing Director of the Company's UK subsidiary, Globix Limited. Prior to joining the Company, Mr. Bell spent three years at Coopers & Lybrand. Thereafter, he was a practicing attorney in New York City at the firm of Bell, Kalnick, Beckman, Klee and Green, which Mr. Bell founded in the early 1970s, and specialized in the law of international real estate joint ventures and investment. He is the author of Joint Ventures in Real Estate published by John Wiley & Sons. Prior to 1994, Mr. Bell was for many years an Adjunct Professor at New York University. Mr. Bell is the father of Marc H. Bell. Mr. Bell has a B.S. degree from New York University and a J.D. degree from the University of California at Berkeley.

     Mr. Martin Fox has been the President, Chief Executive Officer and a director of Initio, Inc., a publicly owned electronic commerce and catalogue specialty retailer of consumer products for more than five years. Mr. Fox graduated New York University, School of Commerce Accounts and Finance in 1958 and Columbia Law School in 1961 where he was a member of the Board of Editors of the Columbia Law Review. Thereafter Mr. Fox practiced law for ten years and joined Initio, Inc. in 1972 shortly after which he became Co-Chief Executive Officer.

     Dr. Richard Videbeck has been an independent consultant in consumer risk analysis, particularly for retailers and banks. From 1974 until 1986, Dr. Videbeck was a Professor of Sociology at the University of Illinois at Chicago. From 1974 to 1977, Dr. Videbeck was the Dean of the Doctor of Arts Program of the Graduate College of the University of Illinois at Chicago.

     Anthony St. John, Lord St. John of Bletso has been a director of the Company since October 1997. Since 1978, Lord St. John has served as a sitting member of the House of Lords of the Parliament of the United Kingdom and an Extra Lord-in-Waiting to Her Majesty the Queen. He is also a member of The House of Lords' European Union Sub-Committee on Economic and Financial Affairs, Trade and External Relations. Since 1993, he has served as a consultant to Merrill Lynch and is a Registered Representative of the London

Stock Exchange. He is also a director of Globix Limited and its Director of Business Development. He received his BA and BSC from Capetown University and LLB from the University of South Africa and an LLM (Masters of Law) from the London School of Economics. He qualified as an attorney/solicitor in Capetown, South Africa.

     Mr. Tsuyoshi Shiraishi has been a director of the Company since July 1994. Mr. Shiraishi has been the Chairman of Century World PTE Ltd., an investment consulting firm, and the Managing Director of Harpoon Holdings Ltd., a British Virgin Islands holding company, since 1992. From 1990 to 1994, Mr. Shiraishi was the Director of Marketing & Investment for Kajima Overseas Asia PTE Ltd., a subsidiary of Kajima Corporation, an international construction company. In addition, since 1990, Mr. Shiraishi has been Vice Chairman of Century International Hotels, which operates and manages 21 hotels in the Pacific Rim. He is the sole shareholder of Harpoon, which is a major stockholder of the Company. Mr. Shiraishi is a Japanese citizen and a resident of Singapore.

     Mr. Sid Paterson has been President and Chief Executive Officer of Sid Paterson Advertising for more than five years.
---------------
 *  less than 1%


(1) Includes (i) 944,693 shares owned directly by Mr. Bell (225,000 shares of which are pledged to an unrelated third party which financed Mr. Bell's acquisition of such shares pursuant to a security agreement) (ii) the right to acquire 155,900 shares pursuant to currently exercisable stock options and options which vest within 60 days, and (iii) 612,500 shares owned by Harpoon, an entity controlled by Mr. Shiraishi, director of the Company, which are subject to an Irrevocable Proxy entered into between Harpoon and Marc H. Bell, dated as of October 1, 1995 (the Irrevocable Proxy), pursuant to which Harpoon has granted Mr. Bell the sole right to vote such shares with respect to the election of the Company's directors. The Irrevocable Proxy terminates in June 2004.


(2) Includes the right to acquire 120,000 shares.

(3) Mr. Shiraishi's shares are held through Harpoon. Mr. Shiraishi, a director of the Company, is the sole shareholder of Harpoon. Harpoon has granted the underwriters of the Company's recent public offering an option to purchase up to 400,000 shares of common stock solely to cover over-allotments. If the over-allotment is exercised in full, Mr. Shiraishi will beneficially own 2.6% of the common stock after consummation of the offering. Mr. Shiraishi's address is Harpoon Holdings, Ltd., 2 Handy Road, #11-09 Cathay Building, Singapore 229233.


(4) Mr. Fox has the right to acquire the number of shares shown pursuant to currently exercisable stock options. Mr. Fox's address is 10 Henry Street, Teeterboro, NJ 07608.



(5) Dr. Videbeck has the right to acquire the number of shares shown pursuant to currently exercisable stock options. Dr. Videbeck's address is 3249 East Angler's Stream, Avon Park, FL 33825.



(6) Lord St. John has the right to acquire the number of shares shown pursuant to currently exercisable stock options. Does not include 3,000 shares held in trust for the benefit of Lord St. John's wife and children, to which Lord St. John disclaims beneficial ownership. Lord St. John's address is 97 Cadogan Gardens, London SW3 2RE, United Kingdom.



(7) Mr. Paterson has the right to acquire 10,000 shares pursuant to currently exercisable stock options. Mr. Paterson's address is 99 Madison Avenue, New York, NY 10016.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS.

     The Board of Directors of the Company met six times during the fiscal year which ended on September 30, 1998. Of the directors nominated, Mr. Shiraishi attended one meeting and Mr. Paterson attended four. None of the other directors have attended fewer than 75% of the total number of meetings of the Board of Directors and committees on which he serves.

     The Company has an Audit Committee consisting of Messrs. Robert Bell and Sid Paterson and Dr. Videbeck. The Audit Committee reviews the financial reporting and internal controls of the Company and meets with appropriate financial personnel of the Company, as well as its independent auditors, in connection with these reviews. The Audit Committee also recommends to the Board the accounting firm that is to be presented to the shareholders for designation as independent auditors to examine the corporate accounts of the Company for the current fiscal year. The Audit Committee met in December 1998 and discussed financial events occurring during the course of the fiscal year and voted to recommend the continuation of Arthur Andersen LLP as the company's auditors.

     The Company also has a Stock Option Committee, consisting of Messrs. Marc Bell, Martin Fox and Sid Paterson. Subject to existing contractual obligations, the Stock Option Committee is responsible for setting and administering the policies that govern the granting of employee stock options.

     The Company does not have a nominating committee, employee compensation committee or other committees.The Stock Option Committee met periodically during fiscal 1998 to grant employee stock options.

     The Company does not have a nominating committee, employee compensation committee or other committees.

OTHER EXECUTIVE OFFICERS

     Marc Jaffe, Senior Vice President, Operations, joined the Company in January 1995. Mr. Jaffe has extensive experience in the use of computers and telecommunications in the advertising and marketing industry. Mr. Jaffe recently developed an Internet-focused marketing strategy that won the prestigious CreaTech Award, presented by Advertising Age magazine, and has spoken at numerous Internet conferences. Prior to joining Globix, Mr. Jaffe was a department manager at Sid Paterson Advertising Inc. in New York City which he joined in 1989. Mr. Jaffe graduated from Colgate University in 1989, where he received a Bachelor of Arts Degree.

     Alan Levy joined the Company as Treasurer and Chief Accounting Officer in February 1997. From March 1994 to February 1997, Mr. Levy was the Assistant to the Vice President of Finance of Del Laboratories, Inc., a manufacturer, marketer and distributer of cosmetics and over-the-counter pharmaceuticals. Prior to that, Mr. Levy was a Technical Manager with the American Institute of Certified Public Accountants from August 1990 to March 1994. Prior to August 1990, Mr. Levy was a Manager for Ernst & Young. He is a Certified Public Accountant and received his Bachelor's degree in Public Accounting from Long Island University, C.W. Post Campus.

OTHER KEY EMPLOYEES

     Christopher D. Peckham, Vice President, Network Engineering, rejoined Globix in February 1999. From August 1997 to February 1999, Mr. Peckham was Manager of Network Engineering for ICON, a national Internet service provider. From August 1995 through August 1997, Mr. Peckham served as Senior Systems and Networking Administrator for Globix. From May 1995 through August 1995, Mr. Peckham held the position of Director of Technology for the Interactive Media Division of Database America. Mr. Peckham has a B.S. and a Masters degree in Electrical Engineering from the New Jersey Institute of Technology.

     Michael J. Martini, Vice President, North American Sales, joined Globix in January 1999. From May 1997 to October 1998, Mr. Martini was the Vice President, Global Accounts at Bridge Information Systems (formerly Dow Jones Markets). From January 1993 to April 1997, Mr. Martini served as the Vice President, Global Accounts Manager at Reuters America, Inc. Mr. Martini received his Bachelor's degree in Marketing from Miami University.

     Alayne C. Gyetvai, Vice President, Professional Services, joined Globix in January 1999. From September 1994 to August 1998, Ms. Gyetvai held senior-level positions at Silicon Graphics, Inc., most recently as the Director of Global Professional Services and Global Web Implementation. From January 1989 to September 1994, Ms. Gyetvai served as Site Manager, Senior Systems Engineer and Senior Consultant for Sun Microsystems. Ms. Gyetvai earned a Bachelor's degree in Computer Science and a Masters in Probability

Mechanics from the University of Colorado and a Bachelor's degree in Electrical Engineering Computer Engineering from the University of New Mexico.

     Anthony Previte, Vice President, Technology, joined the Company in October 1998. Mr. Previte was the Vice President, Special Projects for Emcor Group, Inc., a publicly traded electrical and mechanical engineering and construction firm. While at Emcor Group, Mr. Previte was involved in the design and construction of over one million square feet of secure data center facilities for companies such as Prudential Securities, Morgan Stanley and Nomura Securities. Mr. Previte has a degree in aerospace engineering from Polytechnic Institute of New York.

     Frances Formisano, Vice President of Customer Service and Support, joined the Company in September 1998. From December 1996 to August 1998, Ms. Formisano was the Director of Operations at Dow Jones & Co. Inc. From 1983 through November 1996, Ms. Formisano held various positions at IBM, most recently as an Operations Manager in the Electronic Commerce Internet Division.

     Terri Pearson, Vice President, International, and Director of Operations for Globix Limited, joined the Company in October 1998. Ms. Pearson directs all aspects of the subsidiary's daily operations, including recruiting. From 1995 to 1998, Ms. Pearson was the Director of Human Resources and Operations at Demon Internet, U.K.'s largest ISP. From 1992 to 1995, Ms. Pearson served as the General Manager of World Viewdata Travel Services, Ltd., a division of BT Prestel.

     Robert Milstein, Vice President, Marketing, joined the Company in March 1996. In December 1989, Mr. Milstein founded Milstein Computer Graphics, a provider of marketing, advertising and design services. From May 1989 to December 1989, Mr. Milstein served as the Production Manager of a magazine publishing company. Mr. Milstein received his Bachelor of Science degree from Cornell University in 1989.

     Paul Asher, Vice President, Facilities and Secretary, joined the Company in July 1994. Mr. Asher was named Vice President, Facilities in August 1998. Prior to that, Mr. Asher served as the Company's Special Projects Manager. Prior to joining the Company, Mr. Asher had his own equipment rental company. Mr. Asher has a Bachelor of Arts degree from the University of Rochester.

                     COMPENSATION OF DIRECTORS AND OFFICERS

     The following table sets forth compensation paid to the Company's Chief Executive Officer and its four most highly compensated executive officers (other than the Chief Executive Officer) for the three fiscal years ended September 30, 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                     ANNUAL COMPENSATION                AWARDS
                                             ------------------------------------    ------------
                                                                        OTHER         SECURITIES
                                                                        ANNUAL        UNDERLYING
         NAME AND POSITION           YEAR     SALARY      BONUS      COMPENSATION      OPTIONS
         -----------------           ----    --------    --------    ------------    ------------
Marc H. Bell.......................  1998    $250,000    $     --      $     --         211,500
  President and                      1997     200,000          --            --              --
  Chief Executive Officer            1996     165,000          --            --              --
Robert B. Bell.....................  1998     151,042          --            --          30,000
  Executive Vice President and       1997     125,000          --            --          90,000
  Chief Financial Officer            1996     100,504          --            --              --
Marc Jaffe.........................  1998     133,250          --            --          50,000
  Senior Vice President, Operations  1997      89,000          --            --          25,000
                                     1996      64,083          --            --           5,000
William T. Jahnke..................  1998     100,000          --            --          10,000
  Vice President                     1997      82,800          --            --          12,000
  Solution Sales                     1996      80,000          --            --           6,000
Scott Safran.......................  1998     107,203          --            --          20,000
  Vice President                     1997      60,547          --            --           5,000
  Training                           1996      17,385          --            --              --

OPTION GRANTS IN LAST FISCAL YEAR

                          OPTION GRANTS IN FISCAL 1998

     The following table summarizes options granted during the year ended September 30, 1998 to the Named Executive Officers:

                               INDIVIDUAL GRANTS

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF STOCK
                                                    % OF TOTAL                               PRICE APPRECIATION
                                NUMBER OF         OPTIONS GRANTED                            FOR OPTION TERM(3)
                          SECURITIES UNDERLYING   TO EMPLOYEES IN   EXERCISE   EXPIRATION   ---------------------
          NAME             OPTIONS GRANTED(1)     FISCAL YEAR(2)     PRICE        DATE         5%         10%
          ----            ---------------------   ---------------   --------   ----------   --------   ----------
Marc H. Bell............          69,500               10.2%         $7.15      3/17/08     $230,623   $  674,798
                                 142,000               20.8           6.50      3/17/08      563,501    1,471,024
Robert B. Bell..........          30,000                4.4           6.50      3/17/08      119,049      310,780
Marc Jaffe..............          50,000                7.3           5.00      1/08/08      152,628      398,436
William T. Jahnke.......          10,000                1.5           5.00      1/08/08       30,526       79,687
Scott Safran............          20,000                2.9           5.00      1/08/08       61,051      159,374

---------------
(1) These options have been granted pursuant to Globix's 1998 Stock Option Plan. The options to purchase 142,000 shares of common stock granted to Marc H. Bell and the options to purchase 30,000 shares of common stock granted to Robert B. Bell are fully vested. All other options listed on this table vest over five years at a rate of 20.0% on each anniversary of the date of the grant.

(2) During the year ended September 30, 1998, Globix granted employees options to purchase 682,375 shares of common stock under the 1995 and 1998 Stock Option Plans.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future common stock prices. These amounts represent certain assumed rates of appreciation in the value of the Company's common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table shows the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive Officers as of the year ended September 30, 1998, and the values for exercisable and unexercisable options. No options were exercised during the year ended September 30, 1998 by the Named Executive Officers.

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                           UNDERLYING UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                AT SEPTEMBER 30, 1998            AT SEPTEMBER 30, 1998(1)
                                           -------------------------------     ----------------------------
NAME                                       EXERCISABLE      UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
----                                       ------------     --------------     -----------    -------------
Marc H. Bell.............................    142,000            69,500           $    --         $    --
Robert B. Bell...........................    120,000                --            11,250              --
Marc Jaffe...............................     11,666            68,334               625          63,750
William T. Jahnke........................      8,000            20,000               375          13,250
Scott Safran.............................      1,667            23,333               208          25,417

---------------
(1) Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. This calculation is based on the fair market value at September 30, 1998 of $6.25 per share, less the exercise price.

                           COMPENSATION OF DIRECTORS

     Under the 1995 Stock Option Plan, each non-employee director of Globix who does not beneficially own more than 5% of Globix's outstanding common stock was entitled to receive annually (on the earlier of the first day of Globix's fiscal year or the first day of the term of directorship), options to purchase a total of 3,000 shares of common stock. Such options are immediately exercisable, have a ten-year term, subject to certain restrictions, and are exercisable at the market price of the common stock at the date of the grant. Messrs. Fox and Videbeck each received option grants for 3,000 shares of common stock at a price of $7.00 per share and $8.625 per share on October 1, 1995 and October 1, 1996, respectively. In September 1997, such options were re-priced at $6.125 per share and remain outstanding.

     Under the 1998 Stock Option Plan, each non-employee Board member who is considered a "Non-Employee Director" under Rule 16b-3 of the Securities Exchange Act of 1934 will be granted an option to purchase shares of common stock on the earlier of (i) the first day of Globix's fiscal year or (ii) the first day of his or her initial term as director. The option will become exercisable in full 12 months after the date of grant. The exercise price per share of each such option will be the market price per share of common stock on the option grant date. Each option will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of Board service. Pursuant to this program, Mr. Fox, Dr. Videbeck, Lord St. John and Mr. Paterson each received option grants for 10,000 shares of common stock at a price of $6.25 per share on October 1, 1998. In addition, in March 1998, Mr. Fox, Dr. Videbeck and Mr. Paterson each received options to purchase a total of 10,000 shares of common stock at a price of $6.50 per share, the market price of the underlying shares on the date of the grant, which became exercisable in September 1998.

     Under the 1999 Stock Option Plan, if approved by the shareholders, each non-employee Board member who is considered a "Non-Employee Director" under Rule 16b-3 of the Securities Exchange Act of 1934 will be granted an option to purchase shares of common stock on the earlier of (i) the first day of Globix's fiscal year or (ii) the first day of his or her initial term as director. The option will become exercisable in full 12 months after the date of grant. The exercise price per share of each such option will be the market price per share of common stock on the option grant date. Each option will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of Board service. No options have been granted under the 1999 Stock Option Plan.

     In addition, at the discretion of the Board of Directors, directors may be reimbursed for reasonable travel expenses in attending Board and committee meetings. In October 1997, Lord St. John received options to purchase a total of 10,000 shares of common stock at a price of $7.25 per share (the fair market value of the underlying shares on the date of grant) in lieu of receiving any cash compensation. During the year ended September 30, 1998, Mr. Fox received $10,195 in consulting fees from the Company.

     In January 1999, the Company purchased an aggregate of $20,000,000 of liability insurance from AIG Insurance group for indemnification of all of its directors and officers at a cost of approximately $358,800.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS

     The Company and Marc H. Bell are parties to an employment agreement, dated as of April 10, 1998, which expires on June 30, 2005. The employment agreement provides for a base salary of $350,000 per year, increasing annually at the rate of 5% per year starting October 1, 1999. In addition, beginning on June 30, 1999, Mr. Bell is entitled to receive an annual bonus equal to 10,000 times the increase, if any, of the per share market price of the Company's common stock on June 30 of the current year over the highest per share market price of the Company's common stock on each July 1 during the term of the agreement.

     Pursuant to the terms of the employment agreement, Mr. Bell is entitled to receive stock options from the Company. In March 1998, Mr. Bell received stock options to purchase 69,500 shares of common stock at an exercise price of $7.15 per share and 142,000 shares of common stock at an exercise price of $6.50 per share.

     Currently, Mr. Bell is entitled to receive on September 30 of each fiscal year, an option to purchase shares of common stock equal to 25% of any increase in the total shares of Globix common stock outstanding during the prior twelve months as a result of equity offerings or acquisitions. The exercise price of the option would be equal to the market price of Globix's common stock on the date of grant and would be exercisable immediately at an exercise price at least equal to the fair market price of the Company's common stock. On March 2, 1999 Mr. Bell agreed to surrender this right pursuant to an amendment to the employment agreement, which is conditioned upon the consummation of the Company's most recent offering. Under the terms of the amendment, in lieu of this right, Mr. Bell is entitled to receive a one-time option to purchase an amount of shares of Globix common stock equal to 25% of the difference between the number of shares outstanding immediately after the closing of the offering and the number outstanding as of October 1, 1998. The exercise price of this option will be the same as the price to the public in the Company's offering.

     In September 1998, Mr. Bell borrowed $155,000 from the Company. The loan matures five years after the date made and bears interest at the rate of 8.0% per annum. Interest which accrues during the first two years of the loan is not payable until the end of such two year period.

     Pursuant to the terms of Mr. Bell's previous employment agreement, he borrowed a total of $145,408 from the Company during 1997. The loan is due in 2002 and bears interest at the rate of 8.75% per annum.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Globix common stock as of December 31, 1998 by: (i) each person or entity who is known by Globix to own beneficially 5% or more of the outstanding shares of common stock, (ii) each executive officer in office as of February 26, 1999, (iii) each director, and (iv) all executive officers and directors of the Company as a group.


                                                                  SHARES OWNED
                                                              --------------------
                                                               NUMBER      PERCENT
                                                              ---------    -------
NAMED EXECUTIVE OFFICERS, DIRECTORS AND 5% STOCKHOLDERS:
Marc H. Bell(1).............................................  1,713,093     39.8
Robert B. Bell(2)...........................................    120,051      2.8
Marc Jaffe(3)...............................................     26,767        *
Alan Levy(4)................................................      4,501        *
Tsuyoshi Shiraishi(5).......................................    612,500     14.7
Martin Fox(6)...............................................     16,000        *
Dr. Richard Videbeck(7).....................................     16,000        *
Lord Anthony St. John(8)....................................     10,000        *
Sid Paterson(9).............................................     20,000        *
Janus Capital Corporation(10)...............................    513,872     12.3
All executive officers and directors as a group (9
  persons)(11)..............................................  2,138,912     47.4


---------------
  * Indicates beneficial ownership of less than one percent of the total outstanding common stock.

 (1) Includes (i) 944,693 shares owned directly by Mr. Bell (225,000 shares of which are pledged to an unrelated third party which financed Mr. Bell's acquisition of such shares pursuant to a security agreement), (ii) the right to acquire 155,900 shares pursuant to currently exercisable stock options and options which vest within 60 days, and (iii) 612,500 shares owned by Harpoon, an entity controlled by Mr. Shiraishi, a director of the Company, which are subject to an Irrevocable Proxy entered into between Harpoon and Marc H. Bell, dated as of October 1, 1995 (the Irrevocable Proxy), pursuant to which Harpoon has granted Mr. Bell the sole right to vote such shares with respect to the election of the Company's directors. The Irrevocable Proxy terminates in June 2004.

 (2) Includes the right to acquire 120,000 shares pursuant to currently exercisable stock options.

 (3) Includes the right to acquire 26,667 shares pursuant to currently exercisable stock options and options which vest within 60 days.

 (4) Includes the right to acquire 4,500 shares pursuant to currently exercisable stock options.

 (5) Mr. Shiraishi's shares are held through Harpoon. Mr. Shiraishi, a director of the Company, is the sole shareholder of Harpoon. Harpoon has granted the underwriters of the Company's recent public offering an option to purchase up to 400,000 shares of common stock solely to cover over-allotments. If the over-allotment is exercised in full, Mr. Shiraishi will beneficially own 2.6% of the common stock after consummation of the offering. Mr. Shiraishi's address is Harpoon Holdings, Ltd., 2 Handy Road, #11-09 Cathay Building, Singapore 229233.


 (6) Mr. Fox has the right to acquire the number of shares shown pursuant to currently exercisable stock options. Mr. Fox's address is 10 Henry Street, Teeterboro, NJ 06805.



 (7) Dr. Videbeck has the right to acquire the number of shares shown pursuant to currently exercisable stock options. Dr. Videbeck's address is 3249 East Angler's Stream, Avon Park, FL 33825.


 (8) Lord St. John has the right to acquire the number of shares shown pursuant to currently exercisable stock options and options which vest within 60 days. Does not include 3,000 shares held in trust for the benefit of Lord St. John's wife and children, to which Lord St. John disclaims beneficial ownership. Lord St. John's address is 97 Cadogan Gardens, London SW3 2RE, United Kingdom.


 (9) Mr. Paterson has the right to acquire 10,000 shares pursuant to currently exercisable stock options. Mr. Paterson's address is 99 Madison Avenue, New York, NY 10016.


(10) On February 10, 1999, a Schedule 13G was filed by Janus Capital Corporation, Thomas H. Bailey and Janus Venture Fund (collectively, the "Reporting Persons") to report their interests in the shares shown which are subject to shared voting and investment power. According to the
     Schedule 13G, the shares were acquired by the Reporting Persons in the ordinary course of business, and not with the purpose of changing or influencing the control of the Company.

(11) Includes stock options to purchase 399,066 shares which are either currently exercisable or exercisable within 60 days.

                        PROPOSED 1999 STOCK OPTION PLAN


     There is being submitted to the shareholders for approval at the 1999 Annual Meeting, the Globix Corporation 1999 Stock Option Plan (the "1999 Plan") an incentive and non-qualified stock option plan which authorizes the issuance of up to 1,500,000 shares of the Company's voting common shares. The 1999 Plan was approved by the Board of Directors at a meeting held on March 2, 1999 subject to shareholder approval. If the 1999 Plan is approved, the 1,500,000 common shares being authorized will be used to grant incentive options to employees and officers and non-qualified options to Non-Employee Directors and consultants of the Company.



     The Board of Directors believes that the Company and its shareholders have benefitted from the grant of stock options in the past and that similar benefits will result from the adoption of the 1999 Plan. It is believed that stock options play an important role in providing eligible employees with an incentive and inducement to contribute fully to the further growth and development of the Company and its subsidiaries because of the opportunity to acquire a proprietary interest in the Company on an attractive basis. The Company's current policy is to grant every full time employee an option to purchase shares of Common Stock.


     Except as expressly provided in the Plan, all stock options granted under the 1999 Plan will be exercisable at such time or times and in such installments, if any, as the Company's Stock Option Committee or the Board of Directors may determine and expire no more than ten years from the date of grant. The term for options granted to 10% or greater shareholders will be no longer than five years to qualify as an incentive stock option. The exercise price of the stock option will be the fair market value of the Company's common shares on the date of grant and upon exercise must be paid for in cash, or in stock of the Company valued at its then fair market value. The exercise price of stock options granted to a holder of greater than 10% of the Company's common stock will be greater than or equal to 110% of the fair market value on the date of grant. If stock of the Company is used to exercise an option, such stock must have either (i) been owned by the optionee for more than six months prior to the date of exercise or (ii) have not been acquired, directly or indirectly, from the Company. The market value of the Company's shares at February 26, 1999 was $25.125. Options are non-transferable except by will or by the laws of descent and distribution, or as expressly authorized by the Board of Directors. Each option to be granted under the 1999 Plan will be evidenced by an agreement subject to the terms and conditions set forth above. The 1999 Plan provides for each non-employee Board member to be granted an option to purchase shares of common stock on the earlier of (1) the first day of Globix's fiscal year or (2) the first day of his or initial term as director. The option will become exercisable in full 12 months from the date of grant and will have an exercise price equal to the fair market value per share of the common stock on the date of grant. Each option will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service.

     Options granted under the 1999 Plan terminate on the date the optionee's relationship with the Company is terminated except if termination is by reason of death or disability. In such event the option terminates six months after the optionee's death or termination of employment by reason of disability.

     The Board of Directors has a limited right to modify or amend the 1999 Plan, which does not include the right to increase the number of shares which is available for the grant of options.

     During the term of the 1999 Plan, the eligible employees of the Company will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of the common stock. This will dilute the equity interest of the other shareholders of the Company. The grant and exercise of the options also may affect the Company's ability to obtain additional capital during the term of any options.

     The 1999 Plan will be administered by the Stock Option Committee appointed by the Board of Directors. The Stock Option Committee is comprised of Marc Bell, Martin Fox and Sid Paterson. The Board of Directors is recommending the adoption of the 1999 Plan. The description of the proposed 1999 Plan set forth above is qualified in its entirety by reference to the text of the 1999 Plan as set forth in Exhibit A.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the Federal income tax treatment of the stock options which may be granted under the 1999 Plan based upon the current provisions of the Internal Revenue Code.

     An option holder who exercises a non-qualified stock option will recognize taxable compensation at the date of exercise with respect to the difference between the fair market value of the option shares at exercise and the exercise price paid to purchase such shares. The Company is entitled to a corresponding deduction for such compensation. At such time as the option stock is sold, the option holder will recognize either short-term or long-term capital gain income (depending upon the length of time such stock has been held) with respect to the excess of the option stock sale price over the exercise price paid to purchase such shares.

     An option holder who exercises an incentive stock option will not realize any regular taxable income. At the date of exercise, the option holder may, depending on his or her personal tax situation, be subject to Alternative Minimum tax ("AMT") because the difference between the fair market value of the shares at exercise and the exercise price represents an AMT preference item.

     The tax consequences of a disposition of incentive stock option stock depends upon the length of time the stock has been held by the employee. If the employee holds the option stock for at least two years after the option is granted and one year after the exercise of the option, any gain realized on the sale is long-term capital gain. In order to receive long-term capital gain treatment, the employee must remain in the employ of the Company from the time the option is granted until three months before its exercise (twelve months in the event of termination due to the death or disability of the employee). The Company will not be entitled to a deduction in this instance.

     If the option stock is not held for the requisite holding period described above, a "disqualifying disposition" will occur. A disqualifying disposition results in the employee recognizing ordinary compensation income to the extent of the lesser of: (1) the fair market value of the option stock on the date of exercise less the option price ("the spread"), or (2) the amount realized on disposition of the option stock less the option price. The Company will be entitled to a deduction at this time for such ordinary compensation income. The option holder's basis in such shares will be the fair market value on the date of exercise.

     The exercise of an option through the exchange of common shares already owned by the option holder generally will not result in any taxable gain or loss on the unrealized appreciation of the shares so used and so long as the shares were held by the optionee for at least six months prior to exercise of the option and the Company will not realize any tax consequences.

     If an option holder transfers previously owned stock that was acquired other than by exercising incentive stock options to exercise a non-qualified option or an incentive stock option, this may be done in a manner that will not result in taxation up to the fair market value of the surrendered stock. This transaction is viewed as a tax-free exchange of stock in the same corporation up to an equal value of option stock. In this situation, there is no taxation to the option holder or to the Company on any appreciation in value of the previously held stock. However, if additional shares of option stock are received by the option holder, they are treated as taxable compensation for services includible in his or her gross income. The Company is entitled to a corresponding tax deduction for such compensation.

     If an employee transfers previously owned incentive stock option stock to exercise an incentive stock option, this may be done in a tax-free manner unless a disqualifying disposition of the previously owned incentive stock option shares transferred occurs. In the case of a disqualifying disposition of such previously owned incentive stock option shares, incentive stock option "pyramiding rules" apply whereby the post-acquisition gain in value of such shares is taxed to the employee as compensation. In addition, compensation is attributed to the employee to the extent of the spread at the acquisition date of such previous owned incentive stock option shares. The Company is entitled to a corresponding tax deduction for such compensation.

     For purposes of determining whether shares have been held for the long-term capital gain holding period, the holding period of shares received will generally include the holding period of shares surrendered only if the shares received have the same basis, in whole or in part, in the employee's hands as the shares surrendered.

     Whenever under the 1999 Plan shares are to be delivered upon exercise of a stock option, the Company shall be entitled to require as a condition of delivery that the option holder remit to the Company an amount sufficient to satisfy all Federal, state, and other governmental withholding tax requirements related thereto.

                  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK


     There is being submitted to the shareholders for approval at the 1999 Annual Meeting a proposal to amend the Certificate of Incorporation to increase the authorized common stock of the Company, par value $.01, from 20,000,000 to 75,000,000. On February 26, 1999, there were 4,153,396 shares of common stock outstanding. The Company has reserved 563,200 shares of common stock for the exercise of warrants which were issued in connection with the Company's debt financing in April 1998. The Company has also reserved 101,485 shares of common stock for the exercise of the warrant sold to Rickel & Associates, Inc. in connection with its initial public offering in January 1996.



     In addition, in connection with its 1995 and 1998 Stock Option Plans, the Company has reserved 299,116 shares and 1,019,666 shares, respectively of common stock for issuance. The Company has also reserved 1,500,000 shares of common stock to be issued under the 1999 Plan and 1,100,000 shares pursuant to the amendment to Marc Bell's employment agreement. The increase in authorized shares is not necessary to provide shares for the 1999 Stock Option Plan or the amendment to Marc Bell's employment agreement.



     Authorized but unreserved shares at February 26, 1999 are 13,863,137. If the proposal to change the Company's authorized common stock is approved by the shareholders, the Company will have 68,863,137 shares authorized but unreserved.


     Although the Company has no current plans to issue any shares to be authorized under this proposal, the increase in capital stock will provide the Company's Board of Directors with the ability to use the Company's stock to respond to developments in the Company's business, including possible financing and acquisition transactions and general corporate purposes. While the increase in authorized Common Stock will not change substantially the rights of holders of the Corporation's Common Stock, issuance of shares in future transactions may have a dilutive effect.

     The Board of Directors could use the additional shares of common stock to discourage an attempt to change control of the Company, however, the Board has no present intention of issuing any shares of common stock for such purposes and this proposal is not being recommended in response to any specific effort to obtain control of the Company of which the Company is aware.

     The Board of Directors is recommending such increase.

                         PROPOSAL TO APPROVE AMENDMENT
                      TO MARC BELL'S EMPLOYMENT AGREEMENT

     There is being submitted to the shareholders for approval at the 1999 Annual Meeting a proposal to amend Marc Bell's employment agreement.

     Currently, Mr. Bell's employment agreement entitles him to receive, on September 30 of each fiscal year, an option to purchase shares of common stock equal to 25% of any increase in the total shares of Globix common stock outstanding during the prior twelve months as a result of equity offerings or acquisitions. The exercise price of the option would be equal to the market price of Globix's common stock on the date of grant and would be exercisable immediately. On March 2, 1999 Mr. Bell agreed to surrender this right pursuant to an amendment to the employment agreement, which is conditioned upon the consummation of the Company's most recent offering. Under the terms of the amendment, in lieu of this right, Mr. Bell is entitled to receive a one-time option to purchase an amount of shares of Globix common stock equal to 25% of the difference between the number of shares outstanding immediately after the closing of the offering and the number outstanding as of October 1, 1998. The term of the option will be 10 years and its exercise price will be the same as the price to the public in the Company's offering.

                             SELECTION OF AUDITORS

     The Company's financial statements for the past several fiscal years were examined by Arthur Andersen LLP, independent public accountants. On March 2, 1999, the Board of Directors voted to propose and recommend the selection of Arthur Andersen LLP as independent auditors to examine its financial statements for the fiscal year ending September 30, 1999.

     Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Marc H. Bell currently has two loans outstanding from Globix. In September 1998, Mr. Bell borrowed $155,000 from Globix pursuant to an employment agreement, dated April 10, 1998. This loan matures in 2003 and bears interest at the rate of 8.0% per annum. Under Mr. Bell's previous employment agreement, Mr. Bell borrowed $145,408 from the Company. This loan matures in 2002 and bears interest at the rate of 8.75% per annum. Both loans are currently outstanding.

     The Company utilizes Sid Paterson Advertising, Inc., an entity controlled by Mr. Sid Paterson, a director of the Company, as its agent to place Company advertisements in various print publications. Amounts paid to Sid Paterson Advertising, Inc. for the year ended September 30, 1998 were approximately $507,000, which includes amounts due to the publications for printing the advertisements.

     In July 1998, Globix, through BLP Acquisition LLC (BLP), a New York limited liability company over 99% owned by wholly-owned subsidiaries of Globix, purchased the land and the nine-story building located at 139 Centre Street, New York, New York. The total acquisition cost of approximately $17.0 million includes the cost of purchasing the right to acquire the Centre Street property. Of the $17.0 million, $15.3 million was paid in July 1998 and $1.65 million is due in June 1999, secured by a standby letter of credit. The Company also entered into an agreement with the minority partner of BLP, giving the Company the right to purchase, and the minority partner the right to sell, at any time prior to November 2005, the minority interest at any time for a purchase price of $2.6 million. This obligation is secured by a standby letter of credit. A former owner of the right to purchase the Centre Street property is entitled to additional consideration if BLP sells the Centre Street property. Such amount will be equal to the greater of (a) $1.0 million (subject to increase after June 1, 2018 by 10% and an additional 10% every fifth year thereafter), and (b) 10% of the gross sales price of the property if such sales price is greater than $17.5 million.

     In connection with the Company's IPO in 1996, Marc H. Bell and Harpoon, an entity controlled by Mr. Shiraishi, a director of the Company, have each deposited 210,000 shares of the common stock owned by them (the Deposit Shares) with the Company. The Company will hold such shares pursuant to a Share Deposit Agreement, dated January 24, 1996 among Harpoon, Mr. Bell, the Company and Rickel & Associates, Inc. The Deposit Shares will be returned to their respective owners in January 2004.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters other than those described above to be presented to the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.

                             SHAREHOLDER PROPOSALS

     Proposals by any shareholders intended to be presented at the year 2000 Annual Meeting of Shareholders must be received by the Corporation for inclusion in proxy material relating to such meeting not later than September 5, 1999.

                                    EXPENSES

     All expenses in connection with solicitation of proxies will be borne by the Company. Officers and regular employees of the Company may solicit proxies by personal interview and telephone and telegraph. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements.

                                  UNDERTAKING

     The Company undertakes to provide without charge to each person solicited by this proxy statement a copy of the Company's annual report on Form 10-KSB including the financial statements and financial statement schedules required to be filed with the Securities and Exchange Commission for the Company's most recent fiscal year. The request made in writing shall be addressed to Marc H. Bell, Globix Corporation, 295 Lafayette Street, 3rd Floor, New York, New York 10012.

                                          By Order of the Board of Directors,

                                          Marc H. Bell
                                          Chairman of the Board

                                                                       EXHIBIT A

                               GLOBIX CORPORATION
                             1999 STOCK OPTION PLAN

     1. Purpose of Plan. This 1999 Stock Option Plan (the "Plan") is designed to assist Globix Corporation (the "Company") in attracting and retaining the services of employees, Non-Employee Directors (as hereinafter defined) and such consultants as may be designated and to provide them with an incentive and inducement to contribute fully to the further growth and development of the business of the Company and its subsidiaries.

     2. Legal Compliance. It is the intent of the Plan that all options granted under it shall be either "Incentive Stock Options" ("ISOs"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options ("NQOs"); provided, however, ISOs shall be granted only to employees of the Company. An option shall be identified as an ISO or an NQO in writing in the document or documents evidencing the grant of the option. All options that are not so identified as ISOs are intended to be NQOs. It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provisions.

     3. Definitions. In addition to other definitions contained elsewhere in the Plan, as used in the Plan the following terms have the following meanings unless the context requires a different meaning:

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as the same may from time to time be amended.

          "Committee" means the committee referred to in Section 5 hereof.

          "Common Stock" means the Common Stock of the Company, par value $.0l per share.

          "Designated Beneficiary" means the person designated by an optionee to be entitled on his death to any remaining rights arising out of an option, such designation to be made in accordance with such regulations as the Committee or Board may establish.

          "Fair Market Value" means the average of the high and low prices on the over-the-counter market on the last day on which the Company's shares of Common Stock were traded immediately preceding the date an option is granted pursuant to the Plan, as reported by the National Association of Security Dealers Automated Quotation System ("NASDAQ"), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of such Common Stock as determined by the Committee or the Board in good faith and based on all relevant factors.

          "Non-Employee Directors" means Non-Employee Director as defined in Rule 16b-3(b)(3), or any successor provision promulgated under the Securities Exchange Act of 1934.

          "Stock Options" means any stock options granted to an optionee under the Plan.

          "Stock Option Agreement" means a stock option agreement entered into pursuant to the Plan.

     4. Stock Options:  Stock Subject to Plan.

     The stock to be issued upon exercise of Stock Options granted under the Plan shall consist of authorized but unissued shares, or of treasury shares, of Common Stock, as determined from time to time by the Board. The maximum number of shares for which Stock Options may be granted under the Plan is 1,500,000 shares, subject to adjustment as provided in Section 9 of the Plan. If any Stock Option granted under the Plan should expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares shall become available for new option grants.

     5. Administration.

     (a) The Plan shall be administered by a Stock Option Committee or, if such Committee is not appointed, then it shall be administered by the Board. Options may be granted by the Board or the Committee. For purposes of the Plan, the Board or its appointed Committee shall be referred to as the "Committee." The Committee, if any, shall be appointed by the Board and shall consist of not less than two members. The Board shall establish the number of members to serve on the Committee, shall fill all vacancies or create new openings on the Committee, and may remove any member of the Committee at any time with or without cause. The Committee shall select its own chairman and shall adopt, alter or repeal such rules and procedures as it may deem proper and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and of actions taken by it without a meeting. A majority of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

     (b) Unless otherwise determined by the Board, the Committee shall have full and final authority in its discretion, but subject to the express provisions of the Plan, to:

          (i) prescribe, amend and rescind rules and regulations relating to the Plan;

          (ii) interpret the Plan and the respective Stock Options; and

          (iii) make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Committee or the Board shall be binding and conclusive upon all parties. No member of the Committee or the Board shall be liable for any action or determination made in good faith in respect of the Plan or any Stock Option granted under it.

     (c) The provisions of this Section 5 shall survive any termination of the Plan.

     6. Grants of Options.

     (a) Officers, employee directors, other key employees of the Company or any subsidiary and consultants shall be eligible to be selected by the Committee to receive stock option grants.

     (b) Subject to the provisions of the Plan, the Committee shall determine and designate the persons to whom grants will be made, the number of Stock Options to be granted and the terms and conditions of each grant.

     (c) So long as shares are available under this Plan, Stock Options may be granted to Non-Employee Directors as follows:

          (i) Stock Options shall be granted each year to each of the Non-Employee directors to purchase three thousand (3,000) shares of Common Stock on the earlier of (x) the first day of the Company's fiscal year, or
     (y) on the first day of his/her term as director, at a purchase price equal to the fair market value on the date of grant.

          (ii) Stock Options granted to Non-Employee Directors shall be exercisable in full twelve months after the date of grant.

          (iii) In the event a Non-Employee Director ceases to serve as a member of the Board of Directors of the Company any time for any reason, the portion of his Stock Option which is exercisable at the date of termination and all rights thereunder shall be exercisable by him at any time within three months thereafter, but in no event later than the termination date of his Stock Option. If a Non-Employee Director shall die while serving as a director of the Company, the portion of his Stock Option which is exercisable at the date of death may be exercised by his designated beneficiary or beneficiaries (or, a person who has been effectively designated, by his executor, administrator or the person to whom his rights under his Stock Option shall pass by his will or by the laws of descent and distribution) at any time within one year after the date of his death, but not later than the termination date of his Stock Option.

          (iv) Nothing in the Plan or in any Stock Option granted pursuant hereto shall confer on any Non-Employee Director any right to continue as a director of the Company.

     7. Terms and Exercise of Stock Option.

     (a) Unless otherwise determined by the Committee each Stock Option shall terminate no later than ten years (or such shorter term as may be fixed by the Committee) after the date on which it shall have been granted. The date of termination pursuant to this paragraph is referred to hereinafter as the "termination date" of the option.

     (b) Stock Options shall be exercisable at such time or times and in such installments, if any, as the Committee or Board may determine. In the event any option is exercisable in installments, any shares which may be purchased during any year or other period which are not purchased during such year or other period may be purchased at any time or from time to time during any subsequent year or period during the term of the option unless otherwise provided in the Stock Option Agreement.

     (c) A Stock Option shall be exercised by written notice to the Secretary or Treasurer of the Company at its then principal office. The notice shall specify the number of shares as to which the Stock Option is being exercised and shall be accompanied by payment in full of the purchase price for such shares; provided, however, that an optionee at his or her discretion may, in lieu of cash payment, to the Company, (i) deliver Common Stock already owed by him or her, valued at fair market value on the date of delivery, as payment for the exercise of any Stock Option provided such shares have been owned by optionee for at least six months prior to exercise or were not acquired, directly or indirectly, from the Company, or (ii) instruct a broker to notify the company of optionee's exercise and sell stock to cover the exercise price and tax withholding. In the event a Stock Option is being exercised, in whole or in part pursuant to Section 8(c) hereof by any person other than the optionee, a notice of election shall be accompanied by proof satisfactory to the Company of the rights of such person to exercise said Stock Option. An optionee shall not, by virtue of the granting of a Stock Option, be entitled to any rights of a shareholder in the Company and such optionee shall not be considered a record holder of shares purchased by him or her until the date on which he or she shall actually be recorded as the holder of such shares upon the stock records of the Company. The Company shall not be required to issue any fractional shares upon exercise of any Stock Option and shall not be required to pay to the person exercising the Stock Option the cash equivalent of any fractional share interest unless so determined by the Committee.

     (d) In the event an optionee elects to deliver Common Stock already owned by such optionee or to request that Common Stock be withheld in accordance with subsection (c) above, upon exercise of a Stock Option granted hereunder, the Company shall be entitled to require as a condition thereto that the optionee remit an amount which the Company deems sufficient to satisfy all Federal, state and other governmental withholding tax requirements related thereto. The Company shall have the right, in lieu of or in addition to the foregoing to withhold such sums from compensation otherwise due to the optionee.

     8. Other Stock Option Conditions.

     (a) Except as expressly permitted by the Board, no Stock Option shall be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionee the Stock Option shall be exercisable only by such optionee, by his or her legal representative or by a transferee permitted under the terms of the grant of the Stock Option.

     (b) Unless otherwise determined by the Committee, in the event of the termination of an optionee's employment by the Company at any time for any reason (excluding disability or death), the portion of his or her Stock Option which is exercisable at the date of termination of employment and all rights thereunder shall terminate on the date of termination of the optionee's relationship with the Company. Notwithstanding the foregoing, unless otherwise determined by the Committee, in the event an optionee is permanently and totally disabled (within the meaning of section 105(d)(4), or any successor section, of the Code), the portion of his or her Stock Option which is exercisable at the date of disability and all rights thereunder shall be exercisable by the optionee (or his or her legal representative) at any time within six (6) months of termination of employment -- but in no event later than the termination date of his Stock Option.

     (c) Unless otherwise determined by the Committee, if an optionee shall die while in the employ of the Company, the portion of his or her Stock Option which is exercisable at the date of death may be exercised by his or her designated beneficiary or beneficiaries (or if none have been effectively designated, by his or her executor, administrator or the person to whom his or her rights under his or her Stock Option shall pass by will or by the laws of descent and distribution) at any time within six (6) months after the date of death, but not later than the termination date of his or her Stock Option.

     (d) Nothing in the Plan or in any option granted pursuant hereto shall confer on an employee any right to continue in the employ of the Company or prevent or interfere in any way with the right of the Company to terminate his employment at any time, with or without cause.

     (e) Each Stock Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement duly executed by the Company and the optionee, in such form and containing such provisions as the Committee may from time to time authorize or approve.

     9. Adjustments. The Stock Option Agreements shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the kind and number of shares subject to each outstanding Stock Option, or the Stock Option prices, or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations or exchanges of shares, or the like. In the event of any such change or changes in the outstanding Common Stock, and as often as the same shall occur, the kind and aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be binding and conclusive.

     10. Amendment and Termination.

     (a) Unless the Plan shall have been otherwise terminated as provided herein, it shall terminate on, and no option shall be granted thereunder, after December 31, 2009. The Board may at any time prior to that date alter, suspend or terminate the Plan as it may deem advisable, except that it may not without further shareholder approval (i) increase the maximum number of shares subject to the Plan (except for changes pursuant to Section 9); (ii) permit the grant of options to anyone other than the officers, employee directors, Non-Employee Directors and consultants; (iii) change the manner of determining the minimum stock exercise prices (except for changes pursuant to Section 9); or (iv) extend the period during which Stock Options may be granted or exercised. Except as otherwise hereinafter provided, no alteration, suspension or termination of the Plan may, without the consent of the optionee to whom any Stock Option shall have theretofore been granted (or the person or persons entitled to exercise such Stock Option under Section 8(c) of the Plan), terminate such optionee's Stock Option or adversely affect such optionee's rights thereunder.

     (b) Anything herein to the contrary notwithstanding, in the event that the Board shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the property and assets of the Company or of any proposed consolidation or merger of the Company (unless the Company shall be the surviving corporation in such merger), the Company may give written notice to the holder of any Stock Option that the portion of his or her Stock Option which is exercisable on the date of the notice may be exercised only within thirty (30) days after the date of such notice but not thereafter, and all rights under said Stock Option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six (6) months after the date of such notice. If such proposed sale, conveyance, consolidation or merger shall not be consummated within said time period, no unexercised rights under any Stock Option shall be affected by such notice except that such Stock Option may not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six month period.

     11. Option Exercise Price. The price per share to be paid by the optionee at the time an ISO is exercised shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the optioned Common Stock on the date immediately preceding the date on which the Stock Option is granted. No ISO may be granted under the Plan to any person who, at the time of such grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price of such ISO is at least equal to one hundred and ten percent (110%) of Fair Market Value. The price per share to be paid by the optionee at the time an NQO is exercised shall not be less than eighty-five percent (85%) of the Fair Market Value on the date immediately preceding the date on which the NQO is granted, as determined by the Committee.

     12. Ceiling of ISO Grants. The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an optionee's ISOs, together with incentive stock options granted under any other plan of the Company are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. If an optionee holds such incentive stock options that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a fair market value at the date of grant in excess of $100,000, then the most recently granted of such ISOs, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of such limit, shall be deemed to be NQOs.

     13. Indemnification. Any member of the Committee or the Board who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person is or was a member of the Committee or the Board insofar as it relates to the Plan shall be indemnified by the Company, and the Company may advance such person's related expenses, to the full extent permitted by law and/or the Certificate of Incorporation or By-laws of the Company.

     14. Effective Date of the Plan; Termination of the Plan and Stock
Options. The Plan shall become effective on the date of adoption by the Board, provided, however, that the Plan shall be subject to approval by the affirmative vote of the holders of the majority of Common Stock of the Company on or before December 31, 1999.

     15. Expenses. Except as otherwise provided herein for the payment of Federal, State and other governmental taxes, the Company shall pay all fees and expenses incurred in connection with the Plan and the issuance of the stock hereunder.

     16. Government Regulations, Registrations and Listing of Stock.

     (a) The Plan, and the grant and exercise of Stock Options thereunder, and the Company's obligation to sell and deliver stock under such Stock Options shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of the Company, be necessary or appropriate.

     (b) The Company may in its discretion require whether or not a registration statement under the Securities Act of 1933 and the applicable rules and regulations thereunder (collectively the "Act") is then in effect with respect to shares issuable upon exercise of any stock option or the offer and sale of such shares is exempt from the registration provisions of such Act, that as a condition precedent to the exercise of any Stock Option the person exercising the Stock Option give to the Company a written representation and undertaking satisfactory in form and substance to the Company that such person is acquiring the shares for his or her own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the company's satisfaction that the offer or sale of the shares issuable upon exercise of the Stock Option will not constitute or result in any breach or violation of the Act or any similar act or statute or law or regulation in the event that a Registration statement under the Act is not then effective with respect to the Common Shares issued upon the exercise of such stock option; the company may place upon any stock certificate appropriate legends referring to the restrictions on disposition under the Act

     (c) In the event the class of shares issuable upon the exercise of any Stock Option is listed on any national securities exchange or NASDAQ, the Company shall not be required to issue or achieve any certificate for shares upon the exercise of any Stock Option, or to the listing of the shares so issuable on such national securities exchange or NASDAQ and prior to the registration of the same under the Securities Exchange Act of 1934 or any similar act or statute.

                                                                       EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               GLOBIX CORPORATION

           UNDER SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

GLOBIX CORPORATION, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE (THE "CORPORATION") HEREBY CERTIFIES AS FOLLOWS:

     1. The name of the Corporation is Globix Corporation.

     2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware, Division of Corporations on September 29, 1995 under the name Bell Technology Group Ltd.

     3. The amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to increase the number of shares authorized common stock of the corporation.

     4. To accomplish the foregoing amendment, Article FOURTH of the Certificate of Incorporation of the Corporation, is hereby amended to read as follows:


        "FOURTH: The Corporation shall have the authority to issue seventy-five million (75,000,000) shares of Common Stock having a par value of $.01 per share. The Corporation shall also have the authority to issue five hundred thousand (500,000) shares of Preferred Stock having a par value of $.01 per share (the "Preferred Shares"). The Board of Directors of the Corporation (the "Board") shall have the right to authorize, by resolution of the Board adopted in accordance with the By-laws of the Corporation, the issuance of the Preferred Shares and, in connection therewith, to (a) cause such shares to be issued in series; (b) fix the annual rate of dividends payable with respect to the Preferred shares or series thereof; (c) fix the amount payable upon redemption of the Preferred shares; (d) fix the amount payable upon liquidation or dissolution of the Company; (e) fix provisions as to voting rights, if any; and (e) fix such other rights, powers and preferences as the Board shall determine."


     5. The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by a vote of Board of Directors of the Corporation, followed by a vote of the holders of a majority of all outstanding shares of the Corporation entitled to vote on said amendment of the Certificate of Incorporation.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

April 23, 1999

                                          By:

                                            ------------------------------------
                                                   Marc H. Bell President

Attest:

By:

    ----------------------------------
    Paul Asher, Secretary

                               GLOBIX CORPORATION




                                      PROXY




Annual Meeting of Shareholders - Friday, April 23, 1999.

         The undersigned shareholder of Globix Corporation (the "Company") hereby appoints Marc H. Bell the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on March 5, 1999 at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company at 139 Centre Street, New York, New York 10012 at 11:00 a.m., local time, on Friday, April 23, 1999, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

(Please fill in the reverse side and return promptly in the enclosed envelope.)

PLEASE MARK BOXES /-/ OR /X/ IN BLUE OR BLACK INK.

1. Election of Directors.

FOR all nominees  / /

WITHHOLD authority only for those nominees whose name(s) I have written below
/ /

WITHHOLD authority for ALL nominees  / /

Nominees for Director are:  Marc H. Bell, Robert B. Bell,
Martin Fox, Dr. Richard Videbeck, Lord Anthony St. John of
Bletso,  Tsuyoshi Shiraishi and Sidney Paterson.




2. Proposal to approve the Company's 1999 Stock Option Plan.


         For  / /        Against  / /        Abstain  / /




3. Proposal to approve the amendment to the Company's Certificate of Incorporation to increase the Company's authorized common stock to 75,000,000 shares, pr value $.01.


         For  / /        Against  / /        Abstain  / /





4. Proposal to approve the amendment to Marc H. Bell's employment agreement.


         For  / /        Against  / /        Abstain  / /



5. Proposal to approve the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 1999.


         For  / /        Against  / /        Abstain  / /

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.


                                            SIGNATURE(S) should be exactly as
                                            name or names appear on this [Sign,
                                            Date and Return proxy. If stock is
                                            held jointly, the Proxy Card
                                            Promptly each holder should sign. If
                                            Using the Enclosed signing is by
                                            attorney, executor, Envelope.]
                                            administrator, trustee or guardian,
                                            please give full title.



                                            Dated                   , 1999
                                                  ------------------


                                            --------------------------------
                                                      Signature

                                            --------------------------------
                                                      Print Name


                                            --------------------------------
                                                      Signature

                                            -------------------------------
                                                      Print Name